UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	BRKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 — Other Events

Item 8.01.  Other Events.

Bruker Corporation (“Bruker” or the “Company”) has been advised that Robyn L. Laukien, the former spouse of Bruker’s President and CEO Frank H. Laukien, is in the process of selling up to 800,000 of her shares of Bruker common stock in open market transactions as part of her plans for estate planning and portfolio diversification. Robyn Laukien has owned all economic rights over these shares for over ten years, and has sole investment authority over such shares.

Frank Laukien has held a voting proxy over Robyn Laukien’s shares of Bruker common stock for over ten years, which continues to be in existence for the remaining over 1.04 million shares of Bruker common stock that Robyn Laukien is expected to continue to own.  Frank Laukien is not selling any Bruker shares that are directly owned by him and is not a participant in these transactions.

The Company has been informed that Robyn Laukien’s sale transactions commenced on May 29, 2019. As a result of the voting proxy granted to Frank Laukien, sale transactions effected by Robyn Laukien will be reported on Form 4 reports filed by Frank Laukien with the U.S. Securities and Exchange Commission. It is expected that Robyn Laukien’s remaining shares of Bruker common stock will continue to be reported as indirect holdings on Frank Laukien’s Form 4 reports during the remaining term of the voting proxy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: May 31, 2019	By:	/s/GERALD N. HERMAN
Gerald N. Herman
Chief Financial Officer